Exhibit 99.1

                                              For Release: January 16, 2003
                                                       Contact: Tricia Post
                                                               802/863-2568

          Merchants Bancshares, Inc. Announces Record 2002 Results
                        Increases Quarterly Dividend

      BURLINGTON, VT - Merchants Bancshares, Inc. (Nasdaq: MBVT), the
parent company of Merchants Bank, today announced its fifth consecutive record earnings year with net income of $12.62 million, or diluted earnings of $2.02 per share, for the year ended December 31, 2002. This compares with net income of $12.16 million, or diluted earnings per share of $1.98, for the previous year. For the quarter ended December 31, 2002, the Company earned a net profit of $3.12 million, or diluted earnings per share of 50 cents, compared to net income of $3.31 million, or 54 cents per diluted share, for the same quarter of the previous year. The return on average assets was 1.48% for the fourth quarter of 2002 and 1.54% for the year, and the return on average equity was 14.77% for the fourth quarter and 15.73%
for the year. The Company declared a cash dividend on January 16, 2003, of
25 cents per share, payable February 13, 2003, to shareholders of record as of January 30, 2003.
      In 2002 net income excluding non-recurring income and expenses, loan recoveries (negative loan loss provision) and amortization of intangibles increased 3.5% to $11.68 million, or diluted earnings per share of $1.85, versus $11.28 million, or $1.84 per diluted share for 2001. In the fourth quarter of 2002 net income excluding non-recurring income and expenses, loan recoveries and amortization of intangibles increased slightly to $2.91 million, or diluted earnings of 47 cents per share, versus $2.89 million, or 47 cents per diluted share, for the fourth quarter of 2001. One-time charges and credits that influenced fourth quarter 2002 earnings included security gains of $437 thousand, and increases in anticipated incentive payouts of $250 thousand. Combined with loan recoveries of $241 thousand and amortization of intangibles of $103 thousand these events increased fourth quarter after tax income by $211 thousand.
      "Our earnings reflect our conservative approach to our business," stated Merchants Bank President and CEO Joseph L. Boutin. "Even in these problematic economic times we are experiencing overall balance sheet growth, leading to growth in net interest income, a key driver of our success. During 2002 our balance sheet increased by $54 million (6.75%) to $854 million, and total deposits increased by $43 million (6.11%) to $755 million," continued Boutin.
      Loans outstanding at year-end were $496 million, a $16 million
(3.32%) increase from December 31, 2001. Mr. Boutin added, "Our modest loan growth reflects management's concern with general economic conditions and the highly competitive local marketplace.  During the fourth quarter of this year we started to see some positive signs on the competitive front.
Our calling efforts have produced some great opportunities at a reasonable price with an acceptable risk profile. Our patience and discipline should
benefit our shareholders over the long-term."   Credit quality remains
strong with nonperforming assets at $3.8 million, or 0.44% of total assets, and nonperforming loans at $3.7 million, or .75% of total loans, at year end.
      Although overall margin dollars have increased $1.8 million from 2001 to 2002, the net interest margin has decreased year over year. The net interest margin for the fourth quarter of this year was 4.81%, a slight decrease from the same quarter one year ago. The net interest margin for the year 2002 was 4.85%, down from 4.96% for 2001. This decrease reflects the continuing effect of the current low interest rate environment. The Bank's excess deposits have


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primarily been deployed in investment securities which carry lower overall yields than the Bank's loan portfolio. Additionally, many of our commercial loan customers have opted to move to variable rate loans. This change will allow us to maintain our spread when interest rates start to increase.
      Excluding net gains (losses) on sales of investments, noninterest income decreased $695 thousand (7.95%) for 2002 compared to 2001. The Bank experienced increases in overdraft service charges and electronic banking fees during 2002 and decreases in its merchants credit card servicing income of $188 thousand due to the sale of that portfolio during 2001. The decrease in noninterest revenue when comparing 2002 to 2001 is due primarily to several one-time events that occurred during the two years. During 2002 the Bank recorded a gain on the sale of a Bank branch building totaling $272 thousand, the Bank also recognized income of $449 thousand from resolution of a claim by the Company against its previous insurance carrier. During 2001 the Bank sold its credit card portfolio for a gain of $563 thousand, received interest income of $199 thousand related to a Vermont franchise tax refund, and booked gains related to the sales of loan servicing rights and merchants credit card services portfolio totaling $134 thousand. Additionally, during 2001, the Bank recognized income of $312 thousand related to the resolution of certain ongoing litigation.
      Noninterest expense increased $725 thousand (2.6%) for 2002 compared to 2001. Salaries and benefits increased $474 thousand (3.33%), while legal and professional fees decreased $338 thousand (17.9%) primarily due to the timing of expenses as the Bank defended itself or settled certain ongoing litigation. Marketing expenses were down $475 thousand from 2001 to 2002, as the Bank repositioned its marketing efforts in anticipation of the opening of two new branches. The Bank experienced a $678 thousand increase in Vermont franchise taxes from 2001 to 2002, primarily a result of a $538 thousand Vermont franchise tax refund received in 2001. The Bank also experienced a $504 thousand increase in the amortization of investments in real estate limited partnerships as the Bank continued to invest in community-based affordable housing partnerships. These partnerships give us an opportunity to invest in affordable housing in the communities in which we do business, as well as providing federal tax credits which can be used as an offset to the income tax provision.
      The Company's stockholder's equity increased by $7.2 million during 2002. Stockholder's equity was increased by 2002 net income of $12.62 million, and an increase in the market value of the Bank's available for sale security portfolio of $2.53 million. Stockholder's equity was decreased by dividends paid of $5.67 million, and a $2.90 million minimum pension liability recorded by the Company during the fourth quarter of 2002.
      The mission of Merchants Bank is to provide best-in-class community banking services to Vermonters. This commitment is fulfilled through a community, branch-based, system that includes 34 bank offices throughout the state of Vermont, employees dedicated to quality customer service, and innovative banking products such as FreedomLYNX(R) checking, MoneyLYNX(R) money market accounts, and CommerceLYNX(R) small business products.
Merchants Bank also includes a trust, investment and discount brokerage division, known as Merchants Trust Company, which provides services to individuals and institutions. The stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC.
      Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within the Company's markets, and changes in the financial condition of the Company's borrowers. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements. For further information, please refer to the Company's reports filed with the SEC.

                         Merchants Bancshares, Inc.
                            Financial Highlights
                   For the period ended December 31, 2002
               (In thousands except share and per share data)

                                               12/31/02        09/30/02         12/31/01         09/30/01
                                               --------        --------         --------         --------

Balance Sheets - Period End
Total Assets                                  $  854,495      $  840,711      $  800,467      $  782,612
Loans                                            495,588         489,147         479,685         478,240
Allowance for Loan Losses (ALL)                    8,497           8,679           8,815           9,878
Net Loans                                        487,091         480,468         470,870         468,362
Investment Securities                            270,215         278,880         212,454         183,142
Fed Funds Sold and Securities Purchased
 Under Resale Agreements                          31,500          12,000          51,000          69,500
Other Real Estate Owned                               57              46             225           1,590
Other Assets                                      65,632          69,317          65,918          60,018
Deposits                                         755,274         744,248         711,812         695,601
Short-term Borrowings                              4,000           3,598           1,248           4,000
Long-term Debt                                     2,383           2,211           2,255           2,260
Other Liabilities                                 10,080           5,609           9,589           6,964
Stockholders' Equity                              82,758          85,045          75,563          73,787
Balance Sheets - Quarter-to-Date Averages
Total Assets                                  $  844,656      $  827,862      $  795,397      $  778,300
Loans                                            491,494         480,743         478,265         481,954
Allowance for Loan Losses                          8,678           8,819           9,680           9,931
Net Loans                                        482,816         471,924         468,585         472,023
Investment Securities                            276,056         278,404         206,529         195,769
Interest Earning Assets                          788,098         770,382         744,193         727,164
Total Deposits                                   748,585         735,968         707,790         693,772
Borrowings                                         5,065           4,182           4,984           4,798
Interest Bearing Liabilities                     655,914         645,795         619,543         609,476
Stockholders' Equity                              84,574          81,954          74,986          72,030
Ratios and Supplemental Information
Book Value Per Share                          $    13.39      $    13.78      $    12.32      $    12.07
Tier I Leverage Ratio                               9.51%           9.55%           9.12%           9.00%
Period End Common Shares Outstanding           6,178,438       6,170,232       6,132,533       6,114,528
Credit Quality - Period End
Nonperforming Loans (NPLs)                    $    3,699      $    3,886      $    2,610      $    3,009
Nonperforming Assets (NPAs)                        3,756           3,932           2,835           4,599
NPLs as a % of Total Loans                          0.75%           0.79%           0.54%           0.63%
NPAs as a % of Total Assets                         0.44%           0.47%           0.35%           0.59%
ALL as a % of NPLs                                   230%            223%            338%            328%

                                                    For the Three                   For the Twelve
                                                        Months                          Months
                                                  Ended December 31,              Ended December 31,
                                              --------------------------      --------------------------
                                                 2002            2001            2002            2001
                                                 ----            ----            ----            ----

Interest Income
Interest and Fees on Loans                    $    8,450      $    9,391      $   34,131      $   39,869
Interest on Investments                            3,495           3,385          14,219          14,129
Total Interest Income                             11,945          12,776          48,350          53,998
Interest Expense
Deposits                                           2,356           3,692          10,900          18,322
Short-term Borrowings                                  8              12              28              84
Long-term Debt                                        29              26              88              76
Total Interest Expense                             2,393           3,730          11,016          18,482
Net Interest Income                                9,552           9,046          37,334          35,516
Provision for Loan Losses                           (241)           (633)           (945)         (1,004)
Net Interest Income After Provision for
 Loan Losses                                       9,793           9,679          38,279          36,520
Noninterest Income
Trust Company Income                                 384             416           1,593           1,632
Service Charges on Deposits                        1,128           1,016           4,102           3,942
Gain (Loss) on sale of investments, Net              437              --             610            (224)
Other                                                518           1,065           2,349           3,165
Total Noninterest Income                           2,467           2,497           8,654           8,515
Noninterest Expense
Salaries and Employee Benefits                     4,002           3,852          14,677          14,203
Occupancy and Equipment Expenses                   1,345           1,284           5,067           4,948
Legal and Professional Fees                          456             374           1,542           1,880
Marketing                                            397             570           1,181           1,656
Equity in Losses of Real Estate
  Limited Partnerships                               352             180           1,317             813
Expenses Other Real Estate Owned                      34              86             115             268
Other                                              1,397           1,406           5,600           5,006
Total Noninterest Expense                          7,983           7,752          29,499          28,774
Income Before Income Taxes                         4,277           4,424          17,434          16,261
Income Taxes                                       1,156           1,113           4,817           4,097
Net Income                                    $    3,121      $    3,311      $   12,617      $   12,164
Ratios and Supplemental Information
Weighted Average Common Shares Outstanding     6,174,932       6,124,555       6,163,546       6,097,775
Weighted Average Diluted Shares Outstanding    6,220,052       6,181,446       6,231,316       6,135,840
Basic Earnings Per Common Share               $     0.51      $     0.54      $     2.05      $     1.99
Diluted Earnings Per Common Share                   0.50            0.54            2.02            1.98
Return on Average Assets                            1.48%           1.67%           1.54%           1.59%
Return on Average Stockholders' Equity             14.77%          17.67%          15.73%          17.06%
Net Interest Rate Spread                            4.57%           4.43%           4.56%           4.45%
Net Interest Margin                                 4.81%           4.83%           4.85%           4.96%
Efficiency Ratio (1)                               60.44%          60.95%          59.43%          60.44%

(1) The efficiency ratio excludes amortization of intangibles, OREO expenses, gain/loss on sale of securities, state franchise taxes, and any significant nonrecurring items.
Note: As of December 31, 2002, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $6.3 million.